Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Capital Gold Announces Completion of US$6.8 million Private Placement for the El Chanate Gold Project

NEW YORK, February 10, 2005 - Capital Gold Corporation (OTC/BB:CGLD) is pleased to announce that it has completed a private placement of approximately 27.2 million shares of its common stock, and warrants to purchase up to approximately 27.2 million additional shares of its common stock for aggregate gross proceeds of approximately US$6.8 million. IBK Capital Corp., a Toronto-based investment banking firm, acted as placement agent for the company.

The company intends to use the proceeds primarily for the construction and development of its El Chanate open-pit gold mining project, located in northern Sonora, Mexico. Initial site work will begin immediately. The company is currently interviewing several candidates for the position of General Manager for the open-pit operation.

The securities sold in this private placement have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States in the absence of an effective registration statement under the Securities Act and applicable state securities laws or exemption from those registration requirements. The company has agreed to file a registration statement covering the resale of the shares of common stock acquired by the investors and shares of common stock issuable upon exercise of the warrants acquired by the investors.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Further information about Capital Gold and the El Chanate project is available on the Company’s website, www.capitalgoldcorp.com

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Statements in this press release, other than statements of historical information, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from those projected or suggested due to certain risks and uncertainties, some of which are described below. Such forward-looking statements include comments regarding the establishment and estimates of mineral reserves [and non-reserve mineralized material], future increases in mineral reserves, the recovery of any mineral reserves, construction cost estimates, construction completion dates, equipment requirements and costs, production, production commencement dates, grade, processing capacity, potential mine life, results of feasibility studies, development, costs and expenditures. Factors that could cause actual results to differ materially include timing of and unexpected events during construction, expansion and start-up; variations in ore grade, tons mined, crushed or milled; delay or failure to receive board or government approvals; timing and availability of external financing on acceptable terms for equipment, construction, working capital and other purposes; the availability of adequate power and water supplies; the availability of adequate mining equipment; technical, permitting, mining or processing issues, and fluctuations in gold price and costs. There can be no assurance that future developments affecting the Company will be those anticipated by management.

The forecasts contained in this press release constitute management’s current estimates, as of the date of this press release, with respect to the matters covered thereby. We expect that these estimates will change as new information is received and that actual results will vary from these estimates, possibly by material amounts. While we may elect to update these estimates at any time, we do not undertake to update any estimate at any particular time or in response to any particular event. Investors and others should not assume that any forecasts in this press release represent management’s estimate as of any date other than the date of this press release. Additional information concerning certain risks and uncertainties that could cause actual, results to differ materially from that projected or suggested is contained in the Company’s filings with the Securities and Exchange Commission (SEC) over the past 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

Contact:

Jeff Pritchard, VP-Corporate Relations	Tel: (212) 344-2785
Capital Gold Corporation	Fax: (212) 344-4537

Email: investorrelations@capitalgoldcorp.com

Website:

Media Inquiries

Victor Webb/Madlene Olson	Tel: (212) 684-6601
Marston Webb International	Fax: (212) 725-4709
Email: marwebint@cs.com